Exhibit 99.1

Oramed Receives FDA Clearance to Initiate Oral Insulin Trials
in the U.S.

JERUSALEM May 17, 2013—Oramed Pharmaceuticals Inc. (NASDAQCM: ORMP) (www.oramed.com), a developer of oral drug delivery systems, announced today that the United States Food and Drug Administration (FDA) has cleared the Company’s Investigational New Drug application(IND) for ORMD-0801, its oral insulin capsule.

“We are very pleased to have the FDA clearance to proceed,” stated Nadav Kidron, CEO of Oramed. “The upcoming trial is a major milestone for Oramed and we look forward to continuing to progress ORMD-0801’s clinical development in the US.”

About ORMD-0801 Oral Insulin

Oramed's ORMD-0801 is an orally ingestible insulin capsule indicated for the early stages of type 2 diabetes, when it can still slow the rate of degeneration of the disease by providing additional insulin to the body and allowing pancreatic respite. Moreover, orally administered insulin has the potential benefit of enhanced patient compliance at this crucial stage as well as the advantage of mimicking insulin's natural location and gradients in the body by first passing through the liver before entering the bloodstream.

For more information on ORMD-0801, the content of which is not part of this press release, please visit http://oramed.com/index.php?page=14

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines currently delivered via injection. Established in 2006, Oramed's technology is based on over 30 years of research by top research scientists at Jerusalem's Hadassah Medical Center. Oramed is seeking to revolutionize the treatment of diabetes through its proprietary flagship product, an orally ingestible insulin capsule (ORMD-0801) currently initiating Phase 2 clinical trials under an Investigational New Drug application with the U.S. Food and Drug Administration, and with its oral exenatide capsule (ORMD-0901; a GLP-1 analog), currently approaching Phase 2a trials. The company's corporate and R&D headquarters are based in Jerusalem

For more information, the content of which is not part of this press release, please visit www.oramed.com

Forward-looking statements: This press release contains forward-looking statements. For example, we are using forward-looking statements when we discuss ORMD-0801 slowing the rate of diabetes, increasing patient compliance, and our products approaching Phase 2 trials. These forward-looking statements are based on the current expectations of the management of Oramed only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for our product candidates; competition from other pharmaceutical or biotechnology companies; and our ability to obtain additional funding required to conduct our research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching our clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of our technology as we progress further and lack of acceptance of our methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties that may develop with our process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; laboratory results that do not translate to equally good results in real settings; our patents may not be sufficient; and final that products may harm recipients, all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Oramed undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Oramed, reference is made to Oramed's reports filed from time to time with the Securities and Exchange Commission.

Company Contact:
Oramed Pharmaceuticals
Aviva Sherman
Mobile: +972-54-792-4438
Office: +972-2-566-0001
Email: aviva@oramed.com